UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2021

FUEL TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)

Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500

(Address and telephone number of principal executive offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FTEK	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 25, 2021, the Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of Fuel Tech, Inc. (“Fuel Tech” or “Company”) took the actions described below.

2021 Executive Performance RSU Award Agreements. The Committee authorized the Company to enter into a 2021 Executive Performance RSU Award Agreement (the “2021 Agreement”) with certain officers, including its President and Chief Executive Officer and Acting Treasurer and Controller and Principal Financial Officer (each a “2021 Participating Executive”) pursuant to which each 2021 Participating Executive will have the opportunity to earn the amount of restricted stock units (RSUs) shown in the table below. The amount of RSUs awarded, if any, will be based on the Company’s achievement of varying levels of operating income before the impact of incentive pay (but including adjustments to reflect the payment of sales commissions) in fiscal 2021 (“Operating Income”), as determined by the Company, in its sole discretion. Nevertheless, no Participating Executive will be entitled to any such RSUs unless the Company achieves a minimum of $1 million in Operating Income in 2021. To the extent the Company achieves the specified levels of Operating Income set forth below, the amount of RSUs to be received by each Participating Executive are formulaic in nature, and do not involve the exercise of any discretion by the Board or Committee regarding such officer’s achievement of objectives or any other subjective, qualitative assessments. If awarded, such RSUs will vest in equal amounts. i.e., 1/3, 1/3 and 1/3, over three years commencing one year after the grant date based on continued service. Such time-vested RSUs are valued at the date of grant using the intrinsic value method based on the closing price of the Company’s common stock on the grant date. Each Participating Executive will enter into the Company’s standard 2021 Agreement for such awards.

Name and Title	$1 Million Operating Income RSUs Granted*	$2Million Operating Income RSUs Granted*	$3 Million Operating Income RSUs Granted*
Vincent J. Arnone President and Chief Executive Officer	50,000	75,000	100,000
Ellen T. Albrecht Acting Treasurer and Controller and Principal Financial Officer	25,000	37,500	50,000

*

The amount of RSUs shown represents the threshold or “target” number of RSUs to be granted upon achievement of the specified level of Operating Income. The actual amount of RSUs granted for each category incrementally increase with additional Operating Income achieved up to the next threshold.

The form of 2021 Executive Performance RSU Award Agreement approved by the Committee is attached as Exhibit 10.1 to this Current Report on Form 8-K.

2021 Corporate Incentive Plan. The Committee adopted a 2021 Corporate Incentive Plan (the “2021 CIP”) to provide all of the Company’s U.S. or Canadian based employees (excluding sales personnel) that Fuel Tech designates to participate in the 2021 CIP with the opportunity to earn an annual cash bonus based upon employee performance and Fuel Tech’s achievement of certain level of operating income as discussed below. As such, Vincent J. Arnone and Ellen T. Albrecht are each participants in the 2021 CIP. Potential cash awards under the 2021 CIP are designed to focus employees on the achievement of both positive earnings growth for Fuel Tech as well as on their own individual performance. A copy of the 2021 CIP is attached as Exhibit 10.2 to this Current Report on Form 8-K.

The 2021 CIP is structured as follows:

●

2021 CIP payouts are based on Fuel Tech’s ability to realize Operating Income in fiscal 2021. For purposes of the 2021 CIP, “Operating Income” means Fuel Tech’s operating income before the impact of incentive pay (but including adjustments to reflect the payment of sales commissions), as determined by the Committee in its sole discretion. An “Incentive Pool” might be created dependent on Fuel Tech’s obtaining specified levels of Operating Income during the fiscal year. If the Incentive Pool is created, each participant will be awarded his or her designated portion of the Incentive Pool. The focus on Operating Income provided an objective measurement of Fuel Tech’s financial performance to directly tie any payout to the overall financial performance of Fuel Tech across all business lines.

●

No amounts will be payable under the 2021 CIP unless Fuel Tech achieves a minimum of $250,000 in Operating Income for fiscal 2021. Accordingly, if Fuel Tech’s Operating Income financial performance for 2021 falls below $250,000, there will be no payout under the 2021 CIP.

●	If Fuel Tech generates $250,000 of Operating Income in fiscal 2021, the percentage of Operating Income to be funded into the Incentive Pool will equal 25% of all Operating Income.

●

The aggregate size of the potential Incentive Pool is “capped” at $3 million. In order for the full $3 million to be funded into the Incentive Pool for fiscal 2021 Fuel Tech will need to achieve $12 million in Operating Income as explained in the funding metrics described above.

●

The 2021 CIP contemplates that incentive payments to individual employees will be based on the amount of the Incentive Pool; the employee’s 2021 base wages; the employee’s target bonus factor (a percentage assigned to each employee based on such employee’s job level and contribution) and, for all employees below the level of Senior Vice President, the employee’s achievement percentage (an overall job performance multiplier factor that can range from 0% to 100%, and represents the employee’s achievement of individual objectives in 2021) .

●

The target bonus factor for Mr. Arnone under the 2021 CIP is 50% and for Ms. Albrecht 30%. In addition, the 2021 CIP provides that the achievement percentage assigned to Fuel Tech’s Principal Executive Offer (Mr. Arnone), Principal Financial Officer (Ms. Albrecht), and any executive or senior vice president will automatically equal 100%.

●

The actual amounts of fiscal 2021 cash bonuses earned, if any, for any 2021 Named Executive Officer who is a participant in the 2021 CIP will be reported in Fuel Tech’s proxy statement for its 2022 Annual Meeting of Stockholders.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description

10.1	Form of 2021 Executive Performance RSU Award Agreement
10.2	2021 Corporate Incentive Plan of Fuel Tech, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)

	By:	/s/ Bradley W. Johnson
Bradley W. Johnson
Date: March 3, 2021		Vice President, General Counsel and Secretary